EXHIBIT 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
October 24, 2019	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Record Earnings

for the First Nine Months of 2019

WASHINGTON, D.C. and CHARLESTON, WV — United Bankshares, Inc. (NASDAQ: UBSI), today reported earnings for the third quarter and the first nine months of 2019. Earnings for the third quarter of 2019 were $66.0 million, up from earnings of $64.4 million for the third quarter of 2018. Diluted earnings per share were $0.65 for the third quarter of 2019 as compared to diluted earnings per share of $0.62 for the third quarter of 2018. Earnings for the first nine months of 2019 were a record $196.8 million, an increase from earnings of $192.4 million for the first nine months of 2018. Diluted earnings per share were $1.93 for the first nine months of 2019 as compared to diluted earnings per share of $1.83 for the first nine months of 2018.

Third quarter of 2019 results produced an annualized return on average assets of 1.33%, an annualized return on average equity of 7.79% and an annualized return on average tangible equity of 14.16%. For the first nine months of 2019, United’s annualized return on average assets was 1.35% while the annualized return on average equity was 7.93% and the annualized return on average tangible equity was 14.56%. United’s annualized returns on average assets, average equity and average tangible equity were 1.34%, 7.83% and 14.65%, respectively, for the third quarter of 2018 while the annualized returns on average assets, average equity and average tangible equity were 1.37%, 7.86% and 14.69%, respectively, for the first nine months of 2018.

“Our earnings continue to be strong, achieving record net income for the first nine months of 2019,” stated Richard M. Adams, United’s Chairman of the Board and Chief Executive Officer.

Net interest income for the third quarter of 2019 was $141.9 million, which was a decrease of $6.9 million or 5% from the third quarter of 2018. Tax-equivalent net interest income, which adjusts for the tax-favored status of income from certain loans and investments, for the third quarter of 2019 was $142.8 million, a decrease of $7.0 million or 5% from the third quarter of 2018 due mainly to an increase of 37 basis points in the average cost of funds as compared to the third quarter of 2018 due to higher market interest rates. In addition, the average yield on earning assets declined 4 basis points from the third quarter of 2018 due in large part to a decline in loan accretion on acquired loans of $4.4 million or 38%. Loan accretion on acquired loans was $7.2 million and $11.6 million for the third quarter of 2019 and 2018, respectively. Partially offsetting these decreases to tax-equivalent net interest income for the third quarter of 2019 was an increase in average earning assets of $609.4 million or 4%. The increase in average earning assets was due mainly to increases of $365.3 million or 16% and $325.1 million or 2% in average investment securities and average loans, respectively.

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October 24, 2019

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Partially offsetting these increases in average earning assets was a decrease in average short-term investments of $80.9 million or 9%. The net interest margin of 3.27% for the third quarter of 2019 was a decrease of 29 basis points from the net interest margin of 3.56% for the third quarter of 2018.

Net interest income for the first nine months of 2019 was $436.6 million, which was a decrease of $5.3 million or 1% from the first nine months of 2018. Tax-equivalent net interest income for the first nine months of 2019 was $439.5 million, which was a decrease of $5.7 million or 1% from the first nine months of 2018 due mainly to an increase in the average cost of funds. The average cost of funds for the first nine months of 2019 increased 57 basis points from the first nine months of 2018 due to higher market interest rates and a change in the mix of interest bearing liabilities. Partially offsetting these decreases to tax-equivalent net interest income for the first nine months of 2019 were increases in average earning assets and the average yield on those average earning assets. For the first nine months of 2019, average earning assets increased $687.3 million or 4% from the first nine months of 2018 due mainly to increases of $400.9 million or 3% in average net loans and $352.6 million or 16% in average investment securities. Average short-term investments decreased $66.2 million or 8%. The average yield on earning assets for the first nine months of 2019 increased 20 basis points from the first nine months of 2018 due to higher market rates. Loan accretion on acquired loans was $30.2 million and $34.4 million for the first nine months of 2019 and 2018, respectively, decreasing $4.2 million or 12%. The net interest margin of 3.42% for the first nine months of 2019 was a decrease of 19 basis points from the net interest margin of 3.61% for the first nine months of 2018.

On a linked-quarter basis, net interest income for the third quarter of 2019 decreased $8.6 million or 6% from the second quarter of 2019. United’s tax-equivalent net interest income for the third quarter of 2019 decreased $8.7 million or 6% from the second quarter of 2019 as well due to a decrease in the average yield on earning assets. The average yield on earning assets for the third quarter of 2019 decreased 29 basis points from the second quarter of 2019 due to a decrease of $7.3 million in loan accretion on acquired loans due to a large payoff in the second quarter of 2019. Loan accretion on acquired loans was $7.2 million and $14.5 million for the third quarter and second quarter of 2019, respectively. Partially offsetting the decline in the average yield on earning assets was a decrease of 2 basis points in the average cost of funds due to change in the mix of interest-bearing liabilities. Average earning assets were relatively flat for the quarter, increasing $158.2 million or less than 1% compared from the second quarter of 2019 as average net loans were also relatively flat, increasing $63.9 million or less than 1%. Average investment securities increased $34.5 million or 1% and average short-term investments increased $59.9 million or 8% for the linked quarter. The net interest margin of 3.27% for the third quarter of 2019 decreased 26 basis points from the net interest margin of 3.53% for the second quarter of 2019.

For the quarters ended September 30, 2019 and 2018, the provision for loan losses was $5.0 million and $4.8 million, respectively, while the provision for the first nine months of 2019 was $15.4 million as compared to $16.2 million for the first nine months of 2018. Net charge-offs were $4.3 million and $15.1 million for the third quarter and first nine months of 2019, respectively, as compared to $5.0 million and $15.9 million for the third quarter and first nine months of 2018, respectively. Annualized net charge-offs as a percentage of average loans were 0.13% and 0.15% for the third quarter and first nine months of 2019, respectively. On a linked-quarter basis, the provision for loan losses decreased $384 thousand while net charge-offs decreased $1.6 million from the second quarter of 2019.

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October 24, 2019

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Noninterest income for the third quarter of 2019 was $42.2 million, which was an increase of $10.5 million or 33% from the third quarter of 2018. The increase was due mainly to an increase of $10.7 million in income from mortgage banking activities due to increased production and sales of mortgage loans in the secondary market by United’s mortgage banking subsidiary, George Mason Mortgage, LLC (George Mason).

Noninterest income for the first nine months of 2019 was $113.2 million, which was an increase of $14.4 million or 15% from the first nine months of 2018. The increase was due mainly to an increase of $12.9 million in income from mortgage banking activities primarily due to increased loan originations and a higher realized gain on sale margin by George Mason. In addition, fees from trust services increased $731 thousand due to an increase in managed assets, fees from brokerage services increased $704 thousand due to increased volume and income from bank-owned life insurance increased $657 thousand due to the recognition of $600 thousand in death benefits for the first nine months of 2019. Partially offsetting these increases was a decrease of $864 thousand in bankcard income due to a decline in interchange income.

On a linked-quarter basis, noninterest income for the third quarter of 2019 increased $2.4 million or 6% from the second quarter of 2019. The increase was due mainly to an increase of $2.3 million in income from mortgage banking activities due mainly to increased production and sales of mortgage loans in the secondary market by George Mason.

Noninterest expense for the third quarter of 2019 was $96.1 million, an increase of $2.8 million or 3% from the third quarter of 2018. In particular, employee compensation increased $5.0 million due mainly to an increase in employee commissions expense related to the increase in production and sales of mortgage loans at George Mason, other real estate owned (OREO) expense increased $916 thousand due to a decline in the fair value of OREO properties while other expense increased $1.3 million due to an increase of $1.1 million on the write-off of income tax credits. Partially offsetting these increases was a decrease of $3.1 million in Federal Deposit Insurance Corporation (FDIC) insurance expense resulting from a small bank assessment credit.

Noninterest expense for the first nine months of 2019 was $285.8 million, an increase of $8.6 million or 3% from the first nine months of 2018 due mainly to prepayment penalties on FHLB advances of $5.1 million. In addition, employee compensation increased $4.3 million due mainly to higher employee incentives expense, OREO expense increased $1.5 million due to a decline in the fair values of OREO properties and other expense increased $3.1 million due to an increase of $2.5 million on the write-off of income tax credits. Partially offsetting these increases were decreases of $1.7 million in net occupancy expense due mainly to a decline in building rental expense, $1.2 million in data processing fees due to lower fees under a new contract, $1.2 million in FDIC insurance expense resulting from the small bank assessment credit, and $890 thousand in employee benefits due mainly to a decline in pension expense.

On a linked-quarter basis, noninterest expense for the third quarter of 2019 decreased $4.1 million or 4% from the second quarter of 2019 due in large part to the previously mentioned prepayment penalties on FHLB advances of $5.1 million in the second quarter. In addition, FDIC insurance expense declined $2.8 million resulting from the small bank assessment credit. Partially offsetting these decreases were increases of $2.0 million in employee compensation due mainly to an increase in employee commissions expense related to the increase in production and sales of mortgage loans at George Mason and $1.2 million in OREO expense due to declines in the values of OREO properties.

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October 24, 2019

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For the third quarter and first nine months of 2019, income tax expense was $17.0 million and $51.9 million, respectively, as compared to $17.9 million and $55.1 million, respectively, in the third quarter and first nine months of 2018. The decreases in 2019 were mainly due to a decline in the effective tax rate as a result of the increased benefit from income tax credits. On a linked-quarter basis, income tax expense for the third quarter of 2019 decreased $519 thousand from the second quarter of 2019 due to a combination of lower earnings and a slightly lower effective tax rate. United’s effective tax rate was 20.5% for the third quarter of 2019, 20.7% for the second quarter of 2019 and 21.8% for the third quarter of 2018. For the first nine months of 2019 and 2018, United’s effective tax rate was 20.9% and 22.3%, respectively. The lower effective tax rate for the time periods in 2019 was due primarily to the increased benefit from income tax credits.

United’s asset quality continues to be sound. At September 30, 2019, nonperforming loans were $140.3 million, or 1.03% of loans, net of unearned income, a decline from nonperforming loans of $142.8 million, or 1.06% of loans, net of unearned income, at December 31, 2018. As of September 30, 2019, the allowance for loan losses was $77.1 million or 0.57% of loans, net of unearned income, which was comparable to $76.7 million or 0.57% of loans, net of unearned income, at December 31, 2018. Total nonperforming assets of $158.7 million, including OREO of $18.4 million at September 30, 2019, represented 0.80% of total assets as compared to nonperforming assets of $159.7 million or 0.83% at December 31, 2018.

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 14.4% at September 30, 2019 while its estimated Common Equity Tier 1 capital, Tier 1 capital and leverage ratios are 12.3%, 12.3% and 10.2%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0% and a leverage ratio of 5.0%.

As of September 30, 2019, United had consolidated assets of approximately $19.8 billion. United is the parent company of United Bank, the largest community bank headquartered in the D.C. Metro region. United Bank which comprises 139 full-service banking offices and 16 George Mason Mortgage, LLC locations, is located throughout Virginia, West Virginia, Maryland, North Carolina, South Carolina, Ohio, Pennsylvania and Washington, D.C. United’s stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its September 30, 2019 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of September 30, 2019 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

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October 24, 2019

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Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 21%.

Tangible common equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible common equity can thus be considered the most conservative valuation of the company. Tangible common equity is also presented on a per common share basis and considering net income, a return on average tangible equity. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of common equity are presented. These measures, along with others, are used by management to analyze capital adequacy and performance.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In Thousands Except for Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30 2019	September 30 2018	September 30 2019	September 30 2018
EARNINGS SUMMARY:
Interest income	$190,351	$185,030	$578,693	$530,215
Interest expense	48,433	36,255	142,054	88,275

Net interest income	141,918	148,775	436,639	441,940
Provision for loan losses	5,033	4,808	15,446	16,190
Noninterest income	42,224	31,686	113,242	98,885
Noninterest expenses	96,134	93,315	285,754	277,177

Income before income taxes	82,975	82,338	248,681	247,458
Income taxes	17,010	17,926	51,867	55,066

Net income	$65,965	$64,412	$196,814	$192,392

PER COMMON SHARE:
Net income:
Basic	$0.65	$0.62	$1.93	$1.84
Diluted	0.65	0.62	1.93	1.83
Cash dividends	$0.34	$0.34	1.02	1.02
Book value			33.03	31.32
Closing market price			$37.87	$36.35
Common shares outstanding:
Actual at period end, net of treasury shares			101,555,696	103,805,836
Weighted average - basic	101,432,243	103,617,590	101,698,530	104,382,094
Weighted average - diluted	101,711,740	103,933,959	101,967,135	104,679,876

FINANCIAL RATIOS:
Return on average assets	1.33%	1.34%	1.35%	1.37%
Return on average shareholders’ equity	7.79%	7.83%	7.93%	7.86%
Return on average tangible equity (non-GAAP) (1)	14.16%	14.65%	14.56%	14.69%
Average equity to average assets	17.08%	17.13%	17.04%	17.43%
Net interest margin	3.27%	3.56%	3.42%	3.61%

	September 30 2019	September 30 2018	December 31 2018	June 30 2019
PERIOD END BALANCES:
Assets	$19,751,461	$19,187,643	$19,250,498	$19,882,539
Earning assets	17,389,984	16,872,384	16,971,602	17,548,123
Loans, net of unearned income	13,633,427	13,276,740	13,422,222	13,635,266
Loans held for sale	412,194	234,196	249,846	370,593
Investment securities	2,673,312	2,375,512	2,543,727	2,563,262
Total deposits	14,095,411	14,091,172	13,994,749	14,404,085
Shareholders’ equity	3,354,342	3,251,128	3,251,624	3,333,858

Note: (1) See information under the “Selected Financial Ratios” table for a reconciliation of non-GAAP measure.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended				Year to Date
	September	September	June	March	September	September
	2019	2018	2019	2019	2019	2018
Interest & Loan Fees Income (GAAP)	$190,351	$185,030	$199,245	$189,097	$578,693	$530,215
Tax equivalent adjustment	914	1,049	977	993	2,884	3,268

Interest & Fees Income (FTE) (non-GAAP)	191,265	186,079	200,222	190,090	581,577	533,483
Interest Expense	48,433	36,255	48,692	44,929	142,054	88,275

Net Interest Income (FTE) (non-GAAP)	142,832	149,824	151,530	145,161	439,523	445,208

Provision for Loan Losses	5,033	4,808	5,417	4,996	15,446	16,190

Non-Interest Income:
Fees from trust services	3,574	3,350	3,438	3,264	10,276	9,545
Fees from brokerage services	2,378	2,787	2,766	2,524	7,668	6,964
Fees from deposit services	8,702	8,673	8,464	8,053	25,219	25,323
Bankcard fees and merchant discounts	1,262	1,549	1,102	1,156	3,520	4,384
Other charges, commissions, and fees	568	532	576	521	1,665	1,640
Income from bank-owned life insurance	1,280	1,251	1,326	1,827	4,433	3,776
Income from mortgage banking activities	24,019	13,277	21,704	13,681	59,404	46,539
Net gains (losses) on investment securities	116	(152)	109	(159)	66	(692)
Other non-interest revenue	325	419	310	356	991	1,406

Total Non-Interest Income	42,224	31,686	39,795	31,223	113,242	98,885

Non-Interest Expense:
Employee compensation	46,313	41,312	44,301	38,949	129,563	125,268
Employee benefits	8,615	8,645	8,578	9,431	26,624	27,514
Net occupancy	8,698	9,273	8,667	8,751	26,116	27,776
Data processing	5,776	6,068	5,567	5,162	16,505	17,735
Amortization of intangibles	1,754	2,009	1,754	1,754	5,262	6,029
OREO expense	1,837	921	633	1,416	3,886	2,423
Equipment expense	3,698	3,892	3,675	3,315	10,688	10,328
FDIC expense	465	3,530	3,300	3,300	7,065	8,220
Prepayment penalties on FHLB borrowings	0	0	5,105	0	5,105	0
Other expenses	18,978	17,665	18,615	17,347	54,940	51,884

Total Non-Interest Expense	96,134	93,315	100,195	89,425	285,754	277,177

Income Before Income Taxes (FTE) (non-GAAP)	83,889	83,387	85,713	81,963	251,565	250,726

Tax equivalent adjustment	914	1,049	977	993	2,884	3,268

Income Before Income Taxes (GAAP)	82,975	82,338	84,736	80,970	248,681	247,458

Taxes	17,010	17,926	17,529	17,328	51,867	55,066

Net Income	$65,965	$64,412	$67,207	$63,642	$196,814	$192,392

MEMO: Effective Tax Rate	20.50%	21.77%	20.69%	21.40%	20.86%	22.25%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	September 30	September 30
	2019	2018	September 30	December 31	September 30
	Q-T-D Average	Q-T-D Average	2019	2018	2018
Cash & Cash Equivalents	$1,012,682	$1,105,876	$976,154	$1,020,396	$1,254,686

Securities Available for Sale	2,428,288	2,087,133	2,452,097	2,337,039	2,178,567
Held to Maturity Securities	3,911	20,368	1,471	19,999	20,351
Equity Securities	8,992	9,734	8,914	9,734	9,845
Other Investment Securities	208,632	167,294	210,830	176,955	166,749

Total Securities	2,649,823	2,284,529	2,673,312	2,543,727	2,375,512

Total Cash and Securities	3,662,505	3,390,405	3,649,466	3,564,123	3,630,198

Loans held for sale	358,525	257,008	412,194	249,846	234,196

Commercial Loans	9,453,569	9,628,904	9,452,464	9,447,420	9,451,496
Mortgage Loans	3,025,122	2,821,722	3,035,751	2,979,787	2,870,840
Consumer Loans	1,119,481	931,226	1,149,023	1,002,325	964,375

Gross Loans	13,598,172	13,381,852	13,637,238	13,429,532	13,286,711

Unearned income	(4,410)	(10,928)	(3,811)	(7,310)	(9,971)

Loans, net of unearned income	13,593,762	13,370,924	13,633,427	13,422,222	13,276,740

Allowance for Loan Losses	(76,408)	(77,103)	(77,098)	(76,703)	(76,941)

Goodwill	1,478,014	1,478,014	1,478,014	1,478,014	1,478,014
Other Intangibles	32,639	40,105	31,685	36,947	38,957

Total Intangibles	1,510,653	1,518,119	1,509,699	1,514,961	1,516,971

Operating Lease Right-of-Use Asset	61,740	—	60,318	—	—
Other Real Estate Owned	16,475	19,694	18,367	16,865	18,786
Other Assets	539,356	568,642	545,088	559,184	587,693

Total Assets	$19,666,608	$19,047,689	$19,751,461	$19,250,498	$19,187,643

MEMO: Interest-earning Assets	$17,356,204	$16,746,772	$17,389,984	$16,971,602	$16,872,384

Interest-bearing Deposits	$9,692,296	$9,588,327	$9,523,289	$9,577,934	$9,620,357
Noninterest-bearing Deposits	4,440,399	4,338,309	4,572,122	4,416,815	4,470,815

Total Deposits	14,132,695	13,926,636	14,095,411	13,994,749	14,091,172

Short-term Borrowings	120,155	212,566	329,966	351,327	379,508
Long-term Borrowings	1,870,944	1,543,004	1,708,297	1,499,103	1,319,371

Total Borrowings	1,991,099	1,755,570	2,038,263	1,850,430	1,698,879

Operating Lease Liability	65,430	—	63,987	—	—
Other Liabilities	117,947	102,534	199,458	153,695	146,464

Total Liabilities	16,307,171	15,784,740	16,397,119	15,998,874	15,936,515

Preferred Equity	—	—	—	—	—
Common Equity	3,359,437	3,262,949	3,354,342	3,251,624	3,251,128

Total Shareholders’ Equity	3,359,437	3,262,949	3,354,342	3,251,624	3,251,128

Total Liabilities & Equity	$19,666,608	$19,047,689	$19,751,461	$19,250,498	$19,187,643

MEMO: Interest-bearing Liabilities	$11,683,395	$11,343,897	$11,561,552	$11,428,364	$11,319,236

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended				Year to Date
	September	September	June	March	September	September
	2019	2018	2019	2019	2019	2018
Quarterly/Year-to-Date Share Data:
Earnings Per Share:
Basic	$0.65	$0.62	$0.66	$0.62	$1.93	$1.84
Diluted	$0.65	$0.62	$0.66	$0.62	$1.93	$1.83

Common Dividend Declared Per Share:	$0.34	$0.34	$0.34	$0.34	$1.02	$1.02

High Common Stock Price	$39.98	$39.95	$39.88	$39.14	$39.98	$39.95
Low Common Stock Price	$34.77	$34.75	$35.42	$30.67	$30.67	$33.40

Average Shares Outstanding (Net of Treasury Stock):
Basic	101,432,243	103,617,590	101,773,643	101,894,786	101,698,530	104,382,094
Diluted	101,711,740	103,933,959	102,047,845	102,162,704	101,967,135	104,679,876

Memorandum Items:

Common Dividends	$34,518	$35,303	$34,688	$34,759	$103,965	$106,635

Dividend Payout Ratio	52.33%	54.81%	51.61%	54.62%	52.82%	55.43%

			September	September	June 30	March 31
			2019	2018	2019	2019
EOP Share Data:
Book Value Per Share			$33.03	$31.32	$32.70	$32.19
Tangible Book Value Per Share (non-GAAP) (1)			$18.16	$16.71	$17.87	$17.37

52-week High Common Stock Price			$39.98	$39.95	$39.95	$39.95
Date			09/13/19	08/21/18	08/21/18	08/21/18
52-week Low Common Stock Price			$30.67	$33.40	$29.13	$29.13
Date			01/02/19	05/01/18	12/27/18	12/27/18

EOP Shares Outstanding (Net of Treasury Stock):			101,555,696	103,805,836	101,963,030	102,118,029

Memorandum Items:

EOP Employees (full-time equivalent)			2,231	2,290	2,212	2,216

Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)			$3,354,342	$3,251,128	$3,333,858	$3,286,891
Less: Total Intangibles			(1,509,699)	(1,516,971)	(1,511,453)	(1,513,207)

Tangible Equity (non-GAAP)			$1,844,643	$1,734,157	$1,822,405	$1,773,684
÷ EOP Shares Outstanding (Net of Treasury Stock)			101,555,696	103,805,836	101,963,030	102,118,029
Tangible Book Value Per Share (non-GAAP)			$18.16	$16.71	$17.87	$17.37

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Three Months Ended	Year to Date
September 2019	September 2018	June 2019	March 2019	September 2019	September 2018
Selected Yields and Net Interest Margin:
Net Loans	4.75%	4.83%	5.10%	4.91%	4.92%	4.74%
Investment Securities	2.90%	2.74%	2.90%	2.93%	2.91%	2.66%
Money Market Investments/FFS	2.98%	2.39%	2.81%	3.20%	2.99%	2.19%
Average Earning Assets Yield	4.38%	4.42%	4.67%	4.54%	4.53%	4.33%
Interest-bearing Deposits	1.49%	1.09%	1.46%	1.37%	1.44%	0.87%
Short-term Borrowings	1.78%	1.15%	1.79%	1.61%	1.72%	0.85%
Long-term Borrowings	2.44%	2.38%	2.70%	2.77%	2.63%	2.26%
Average Liability Costs	1.64%	1.27%	1.66%	1.58%	1.63%	1.06%
Net Interest Spread	2.74%	3.15%	3.01%	2.96%	2.90%	3.27%
Net Interest Margin	3.27%	3.56%	3.53%	3.46%	3.42%	3.61%

Selected Performance Ratios:

Return on Average Common Equity	7.79%	7.83%	8.12%	7.88%	7.93%	7.86%
Return on Average Assets	1.33%	1.34%	1.38%	1.34%	1.35%	1.37%
Return on Average Tangible Equity (non- GAAP) (1)	14.16%	14.65%	14.90%	14.64%	14.56%	14.69%
Efficiency Ratio	52.21%	51.71%	52.64%	50.99%	51.97%	51.25%

Note:

(1) Return on Average Tangible Equity:

(a) Net Income (GAAP)	$65,965	$64,412	$67,207	$63,642	$196,814	$192,392

(b) Number of days	92	92	91	90	273	273

Average Total Shareholders’ Equity (GAAP)	$3,359,437	$3,262,949	$3,220,987	$3,276,822	$3,319,420	$3,270,789
Less: Average Total Intangibles	(1,510,653)	(1,518,119)	(1,512,400)	(1,514,168)	(1,512,394)	(1,520,244)

(c) Average Tangible Equity (non-GAAP)	$1,848,784	$1,744,830	$1,808,587	$1,762,654	$1,807,026	$1,750,545

Return on Tangible Equity (non-GAAP) [(a) / (b)] x 365 / (c)	14.16%	14.65%	14.90%	14.64%	14.56%	14.69%

September	September	December	June	March
2019	2018	2018	2019	2019
Selected Financial Ratios:
Loan / Deposit Ratio	96.72%	94.22%	95.91%	94.66%	95.86%
Allowance for Loan Losses/ Loans, Net of Unearned Income	0.57%	0.58%	0.57%	0.56%	0.57%
Allowance for Credit Losses (1)/ Loans, Net of Unearned Income	0.58%	0.59%	0.58%	0.57%	0.58%
Nonaccrual Loans / Loans, Net of Unearned Income	0.51%	0.50%	0.51%	0.52%	0.47%
90-Day Past Due Loans/ Loans, Net of Unearned Income	0.07%	0.12%	0.11%	0.09%	0.11%
Non-performing Loans/ Loans, Net of Unearned Income	1.03%	1.10%	1.06%	1.05%	1.00%
Non-performing Assets/ Total Assets	0.80%	0.86%	0.83%	0.79%	0.78%
Primary Capital Ratio	17.31%	17.28%	17.23%	17.09%	17.06%
Shareholders’ Equity Ratio	16.98%	16.94%	16.89%	16.77%	16.73%
Price / Book Ratio	1.15	x	1.16	x	0.98	x	1.13	x	1.13	x
Price / Earnings Ratio	14.60	x	14.66	x	12.71	x	14.08	x	14.54	x

Note:

(1)	Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended				Year to Date
	September 2019	September 2018	June 2019	March 2019	September 2019	September 2018
Mortgage Banking Data – George Mason:
Applications	$1,290,000	$854,000	$1,278,000	$866,000	$3,434,000	$3,198,000
Loans originated	907,896	641,141	801,926	454,588	2,164,410	2,089,366
Loans sold	$865,873	$692,270	$680,986	$457,192	$2,004,051	$2,093,948
Purchase money % of loans closed	63%	88%	81%	86%	74%	82%
Realized gain on sales and fees as a % of loans sold	2.74%	2.85%	2.89%	3.07%	2.87%	2.70%
Net interest income	$203	$388	$111	$55	$369	$1,028
Other income	24,331	16,478	23,501	16,106	63,938	54,829
Other expense	20,256	17,957	18,771	14,842	53,869	57,566
Income taxes (benefit)	877	(245)	1,004	282	2,163	(384)
Net income (loss)	$3,401	$(846)	$3,837	$1,037	$8,275	$(1,325)

		September	September	December	June	March
		2019	2018	2018	2019	2019
Period End Mortgage Banking Data – George Mason:
Locked pipeline		$262,313	$170,545	$122,677	$305,843	$223,657

		September	September	December	June	March
		2019	2018	2018	2019	2019
Asset Quality Data:
EOP Non-Accrual Loans		$69,884	$66,554	$68,544	$71,123	$63,402
EOP 90-Day Past Due Loans		9,840	15,949	14,851	12,729	15,572
EOP Restructured Loans (1)(2)		60,559	63,626	59,425	58,750	56,778

Total EOP Non-performing Loans		$140,283	$146,129	$142,820	$142,602	$135,752

EOP Other Real Estate Owned		18,367	18,786	16,865	14,469	17,465

Total EOP Non-performing Assets		$158,650	$164,915	$159,685	$157,071	$153,217

	Three Months Ended				Year to Date
	September	September	June	March	September	September
	2019	2018	2019	2019	2019	2018
Allowance for Loan Losses:
Beginning Balance	$76,400	$77,135	$76,886	$76,703	$76,703	$76,627
Provision for Loan Losses	5,033	4,808	5,417	4,996	15,446	16,190

	81,433	81,943	82,303	81,699	92,149	92,817
Gross Charge-offs	(5,404)	(7,044)	(7,588)	(6,414)	(19,406)	(20,614)
Recoveries	1,069	2,042	1,685	1,601	4,355	4,738

Net Charge-offs	(4,335)	(5,002)	(5,903)	(4,813)	(15,051)	(15,876)

Ending Balance	77,098	76,941	$76,400	$76,886	77,098	76,941
Reserve for lending-related commitments	1,776	1,144	1,752	1,461	1,776	1,144

Allowance for Credit Losses (3)	$78,874	$78,085	$78,152	$78,347	$78,874	$78,085

Notes:

(1)

Restructured loans with an aggregate balance of $50,757, $50,974, $48,586, $47,459 and $48,899 at September 30, 2019, September 30, 2018, June 30, 2019, March 31, 2019 and December 31, 2018, respectively, were on nonaccrual status, but are not included in “EOP Non-Accrual Loans” above.

(2)	Restructured loans with an aggregate balance of $265 and $690 at March 31, 2019 and December 31, 2018, respectively, were 90 days or more past due, but are not included in “EOP 90-Day Past Due Loans.”
(3)	Includes allowances for loan losses and lending-related commitments.